Exhibit 99.(h)(3)

AMENDMENT NO. 2

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

Amendment No. 2 dated September 3, 2025 (“Amendment No. 1”) to the Administrative Services Agreement dated September 4, 2024 (the "Agreement”) between Venerable Investment Adviser, LLC (the “Administrator”) and Venerable Variable Insurance Trust, a Delaware statutory trust (the “Trust”).

The Administrator and the Trust hereby agree to modify and amend the Agreement as follows:

1.	New Funds. Effective September 3, 2025 the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable US Small Cap Fund

Venerable Emerging Markets Equity Fund Venerable World Equity Fund

Venerable Small Cap Index Fund

Venerable Mid Cap Index Fund

Venerable International Index Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable World Conservative Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable World Moderate Allocation Fund

Venerable Appreciation Allocation Fund

Venerable World Appreciation Allocation Fund

2.	Schedule A. Schedule A to the Agreement, which sets forth the compensation for services, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESSS WEHREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

VENERABLE INVESTMENT ADVISERS, LLC

By:	/s/ Michal Levy
Name:	Michal Levy
Title:	Head of VIA

VENERABLE VARIABLE INSURANCE TRUST

By:	/s/ John Bruggeman
Name:	John Bruggeman
Title:	Assistant Treasurer

AMENDMENT NO. 2

SCHEDULE A

As compensation for its services under the Agreement, each Fund will pay the Administrator a fee computed daily at the following annual rate based on the Fund’s average daily net assets:

FUND	FEE
Venerable US Large Cap Core Equity Fund	0.12%
Venerable US Large Cap Strategic Equity Fund	0.12%
Venerable US Small Cap Fund	0.12%
Venerable Emerging Market Equity Fund	0.12%
Venerable World Equity Fund	0.12%
Venerable High Yield Fund	0.12%
Venerable Strategic Bond Fund	0.12%
Venerable Large Cap Index Fund	0.10%
Venerable Mid Cap Index Fund	0.10%
Venerable Small Cap Index Fund	0.10%
Venerable International Index Fund	0.10%
Venerable Bond Index Fund	0.10%
Venerable Intermediate Corporate Bond Index Fund	0.10%
Venerable Conservative Allocation Fund	0.12%
Venerable Conservative Appreciation Allocation Fund	0.12%
Venerable World Conservative Allocation Fund	0.12%
Venerable Moderate Allocation Fund	0.12%
Venerable Moderate Appreciation Allocation Fund	0.12%
Venerable World Moderate Allocation Fund	0.12%
Venerable Appreciation Allocation Fund	0.12%
Venerable World Appreciation Allocation Fund	0.12%